Exhibit 99.1

Affinion Group

For Immediate Release	Contact:
	Thomas A. Williams	203-956-8836
Chief Financial Officer

AFFINION GROUP, INC. CONFIRMS 2006 ADJUSTED EBITDA GUIDANCE,

ANNOUNCES 2007 ADJUSTED EBITDA GUIDANCE AND ANNOUNCES ITS PARENT’S

PROPOSED $300 MILLION SENIOR UNSECURED TERM LOAN FACILITY

NORWALK, Connecticut – January 19, 2007 – Affinion Group, Inc. (“Affinion” or the “Company”), a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, today confirmed that its 2006 adjusted EBITDA is expected to be within the previously announced range of $260 million to $265 million. In addition, Affinion projects its 2007 adjusted EBITDA to be within the range of $275 million to $285 million.

Affinion also announced today that its parent, Affinion Group Holdings, Inc. (“Holdings”) intends, subject to certain conditions, to enter into a five-year $300 million aggregate principal amount senior unsecured term loan facility (the “Holdings Loan Agreement”) with Deutsche Bank Trust Company Americas (“Deutsche Bank”), Bank of America, N.A., and certain other banks as the initial lenders, with Deutsche Bank Securities Inc. and Banc of America Securities LLC (“BAS”) as the joint lead arrangers and book-running managers, Deutsche Bank as administrative agent, and BAS as syndication agent. Holdings intends to redeem certain of its preferred stock and to use the net proceeds from the Holdings Loan Agreement to pay a dividend to its stockholders. Affinion and its subsidiaries will not be a party to the Holdings Loan Agreement.

About Affinion

Affinion is a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, with over 30 years of experience. Affinion currently offers its programs and services worldwide through over 4,500 affinity partners. Affinion’s diversified base of affinity partners includes leading companies in a wide variety of industries, including financial services, retail, travel, telecommunications, utilities and Internet. Affinion markets to consumers using direct mail, online marketing, in-branch marketing, telemarketing and other marketing methods. Affinion also has a loyalty solutions operation which manages points-based loyalty programs.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2006 and 2007, the entry into the Holdings Loan Agreement and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, market place consolidation among financial institution affinity partners, industry trends, the effects of a decline in travel on Affinion’s travel fulfillment business, termination or expiration of one or more agreements with its affinity partners or a reduction of the marketing of its services by one or more of its affinity partners, the outcome of numerous legal actions, its substantial leverage, costs of developing its own stand-alone systems and transitioning to an independent company, restrictions contained in its debt agreements, its inability to compete effectively and other risks identified and discussed under the caption “Risk Factors” in Affinion’s Registration Statement on Form S-4 (file no. 333-133895) declared effective by the Securities and Exchange Commission on August 11, 2006. Forward-looking statements speak only as of the date on which they are made. Affinion disclaims any obligation to update publicly its forward-looking statements, whether as a result of new information, future events or otherwise.